UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the registrant ☒	Filed by a Party other than the registrant ☐

Check the appropriate box:

☐	Preliminary proxy statement

☐	Confidential, for use of the commission only (as permitted by Rule 14a-6(e)(2))

☐	Definitive proxy statement

☒	Definitive additional materials

☐	Soliciting material under Rule 14a-12
AUTODESK, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0- 11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Autodesk employees,
--REMINDER--
The online voting period ends Wednesday the 12th, so please be sure to vote ASAP.
Last month, E*TRADE emailed a link to materials for the upcoming Autodesk annual stockholder meeting to be held on Thursday, June 13, 2013. If you owned Autodesk shares (not options) on April 19, 2013, you should have received an email with a link to those materials and instructions on how to vote your shares.  For those of you who had not voted as of last week, you would have received a reminder email from E*TRADE on Friday, June 7th.  That email also included a link and instructions on how to vote your shares.
We encourage you to review the materials and cast your vote to approve the proposals.
If you have any questions or are unable to access your proxy materials, please call the Autodesk Investor Line at 415-507-6705.
David Gennarelli